Exhibit 10.11

                            Stock Purchase Agreement

     This Stock Purchase Agreement (Agreement) is entered into this 25th day of February, 1998, by and between Nostrad Telecommunications Inc., a Nevada corporation hereinafter referred to as "Purchaser", and Nostrad Telecommunications Pte, Ltd., a Singapore corporation, appearing herein through its duly authorized representative by virtue of a corporate resolution attached hereto as Exhibit A, hereinafter referred to as "Seller".

     WHEREAS, Seller presently owns one hundred percent (100%) of the outstanding shares of common stock of Nostrad Media Pte. Ltd., a Singapore corporation, and OmniVision Africa Ltd., a British Virgin Island corporation, hereinafter referred to as "Targets"; and

     WHEREAS, said shares are the only issued and outstanding capital stock of Targets; and

     WHEREAS, Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser all of the shares of Targets owned by Seller on the terms and subject to the conditions set forth herein; and

     WHEREAS, contemporaneously with the Closing and as a condition precedent to the closing (as hereinafter defined) Seller will enter into an enforceable non-competition agreement with Purchaser.

     NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, the parties hereto agree as follows:

I.   Purchase of Shares

     1.1 Purchase of Shares. Subject to the terms and conditions set forth herein, at the Closing (as defined below), Seller will sell all of the shares of Targets owned by Seller, said shares constituting one hundred percent (100%) of all of the issued and outstanding capital stock of Targets as of the Closing. More specifically, Seller will sell, assign, transfer and deliver, and Purchaser will purchase, free and clear of any and all security interests, liens, pledges, encumbrances and adverse claims, one hundred percent (100%) of the outstanding capital stock of Targets. This Agreement is predicated upon Purchaser acquiring one hundred percent (100%) of the outstanding capital stock of Targets, and the inability of either Seller to transfer all of its shares of Targets, or the inability of Purchaser to acquire all outstanding shares of Targets shall, at the option of Purchaser, render its obligation to purchase hereunder null and void.

     1.2 Purchase Price. Purchaser shall pay to Seller the sum of One Hundred and Fifty Thousand Dollars ($300,000) or up to 461,538 shares pursuant to a Private Placement Agreement

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Offering  Memorandum  (dated  November 27, 1997) at the option of the Seller and
3,700,000 number of share in Nostrad Telecommunications Inc. for the shares of capital stock in Targets (hereinafter referred to as the "Purchase Price"). Purchase Price shall be subject to Post-Closing Adjustments.

     1.3 Closing

        1.3.1 At the Closing, Seller shall deliver the shares to Purchaser, and Purchaser shall delver the Amount to Seller, pursuant to the terms of this Agreement and subject to any post-closing adjustments.

        1.3.2 In the event that Purchaser's acquisition of the shares pusuant to this Agreement is terminated in accordance with Seciton 10 of this Agrement, Seller shall deliver the shares to the Seller and Purchaser puruant to the terms of the Escrow Agreement, within five (5) days of the termination.

        1.3.3 Payment of Purchase Price. The Purchase Price shall be paid to Seller as follows: at Closing the Purchaser shall pay the Seller the sum of One Hundred and Fifty Thousand Dollars ($300,000), which shall exclude any pro-rata portion of the Escrow Amount distributed to Seller at or after Closing. In addition the Seller will receive 3,700,000 of restricted share in Nostrad Telecommunications Inc. The Purchase Price shall be paid by wire transfers to accounts designated by Sellers.

     Performance Shares. The Purchaser agrees to compensate the Seller by way of performance shares in NTCI, for additional licenses that are currently in negotiation but that have not been issued under the following conditions;

                1.3.4 Performance Shares. The Purchaser agrees to compensate the Seller by way of shares in NTCI, for additional licenses that are currently in negotiation but that have not been issued under the following conditions.

                1.3.4.1 Thtat the  licenses be issued  within two (2) years from the date of closing.

                1.3.4.2 That the Seller transfers any and all rights obligations or prorietary intersts in these licenses at closing.

                1.3.4.3 That the  performance  stock be issued  within sever (7)
                        days on issuance of frequency and the necessary operation permits required to carry out the business of the Company or its designated subsidiary.

                1.3.4.4 Issuance  of  the  Performance   Shares  shall  be  upon
                        approval of the Board of Directors.

                1.3.4.5 The stock will be allocated as follows:

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               Country                               Performance
               -------                               Stock
                                                     -----------
               Indonesia                              1,500,000
               Cambodia                                 500,000
               Vietnam                                  500,000
               Philippines                              800,000
               Bangladesh                             1,500,000
               Myanmar                                  800,000
               Ghana                                  1,500,000
               Tanzania                               1,500,000
               Morocco                                2,000,000
               Democratic Congo Republic                400,000
               Rwanda                                   250,000
               Tunisia                                  800,000
               Zimbabwe                               1,000,000
               Kenya                                    800,000
                                                     ----------
                                                     13,850,000
                                                     ==========

II.  Representations and Warranties of the Seller

     Except for the specific representations and warranties of Seller made by Seller or to the best of Seller's knowledge set forth in this Section 2, Seller represents and warrants that:

     2.1  Organization and Corporate Power

     2.1.1 Targets: (a) are corporations duly incorporated and validly existing and in good standing under the laws of their respective durisdictions; (b) has all the requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted; and (C) the copies of Targets's Articles of Incorporation and Bylaws have been furnished to Purchaser's counsel, reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

     2.1.2 Seller represents and warrants that: (a) Seller is a corporation duly incorporated and validly existing and in good standing under the laws of Singapore; (b) Seller has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate its properties and to carry on its business as now conducted; and (C) all authorizations necessary by Targets to sell its shares as proposed in this Agreement have been obtained.

     2.2 Capital Stock and Related Matters. To the best of Seller's knowledge, no shares owned at any time by Seller have been sold or otherwise transferred to any person or entity. Targets do not have other outstanding and have not agreed, orally or in writing, to issue any stock or securities convertible or exchangeable for any shares of its stock, nor do the Targets have anyoutstanding nor has it agreed, orally or in writing , to issue any options or rights to

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purchase  or  wotherwise  acquire  its  stock.  Targets  are not  subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its stock. All of the outstanding shares of Targets capital stock are validly issued, fully paid and non-assessable. Seller represent it has, and upon puchase thereof pursuant to the terms of this Agreement, Purchase will have good and marketable title to the shares, free and clear of all security interest, liens encumbrances, or other restrictions or claims, subject only to restricitons as to marketability imposed by securities laws. Assuming that the representations in Section 3.6 are true and correct, neither Seller nor Targets have violated or will violate any applicable securities laws in connection with the offer or sale of the shares to Purchaser hereunder.

     2.3 Subsidiaries. Targets represents and warrants, and Seller represents and warrants to the best of Seller's knowledge, that Targets does not own or hold any rights to acquire any shares of stock or any other security in any interest in any other corporation or entity.

     2.4 Conduct of Business; Liabilities. Except as set forth in Exhibit F, to the best of Seller's knowledge, Targets is not in default under, and no condition exists that with notice or lapse of time would constitute a default of Targets under (i) any mortgage, loan agreement, evidence of indebtedness, or other instrument evidencing borrowed money to which Targets is a party or by which Targets or the properties of Targets are bound or (ii) any judgment, order, or injunction of any court, arbitrator, or governmental agency that would reasonably be expected to affect materially and adversely the business, financial condition, or results of operations of Targets taken as a whole.

     2.5 Financial Statements. Targets represents and warrants, and Seller represents and warrants to the best of Seller's knowledge, that Targets has delivered to Purchaser prior to the date hereof (a) the balance sheets of Targets as of September 30, 1997 and the related statements of operations, reported on without qualification by Jay Shapiro, CPA, independent Certified Public accountants, attached hereto as Exhibit B, C, D.

     2.6 No Undisclosed Liabilities. Except for (i) liabilities and obligations incurred in the ordinary course of business since September 30, 1997, and (ii) liabilities or obligations described in Exhibit I, neither Targets nor any of the property of Targets is subject to any material liability or obligation that was required to be included and adequately reserved against in the September 30, 1997 balance sheet or described in the notes thereto and was not so included, reserved against and described.

     2.7 Absence of Certain Changes. Except as contemplated or permitted by this Agreement or as described in Exhibit J, since September 30, 1997 there has not been :

          2.7.1  Any  material   adverse  change  in  the  business,   financial
     condition, operations, or assets of Targets; or

          2.7.2 Any damage, destruction or loss, whether covered by insurance or not, materially adversely affecting the properties or business of the corporation; or

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          2.7.3 Any sale or  transfer by Targets of any  tangible or  intangible asset other than in the ordinary course of business, any mortgage or pledge or the creation of any security interest, lien or encumbrance on any such asset, or any lease of property, including equipment, other than tax liens with respect to taxes not yet due and contract rights of customers in inventory; or

          2.7.4 Any material transaction not in the ordinary course of business of Targets; or

          2.7.5 The grant of any material increase in the compensation of officers or contractors (including any such increase pursuant to any bonus, pension, profit-sharing, or other plan) other than customary increases on a periodic basis or required by agreement or understanding in the ordinary course of business and in accordance with past practice; or

          2.7.6  The  discharge  or   satisfaction   of  any  material  lien  or
     encumbrance or the payment of any material liability other than current liabilities in the ordinary course of business; or

          2.7.7 The making of any material loan, advance, or guaranty to or for the benefit of any person except the creation of accounts receivable in the ordinary course of business; or

          2.7.8 Targets represents and warrants, and Seller represents and warrants to the best of Seller's knowledge, that since September 30 __________, 1997 there has not been any declaration or payment of any dividends, payment or distribution of any kind to Sellers in their capacity as shareholders of Targets, or purchase or redemption of any shares; or

          2.7.9 Targets represents and warrants, and Seller represents and warrants to the best of Seller's knowledge, that since September 30__________, 1997 there has not been any change in Targets's outstanding stock, or in Targets's Articles of Incorporation or Bylaws; or

          2.7.10 Any labor problems materially and adversely affecting Targets's business, financial condition or properties; or

          2.7.11 Waiver of any rights of material value; or

          2.7.12 Any other event or condition of any character which may materially and adversely affect Targets's business, financial condition or properties; or

          2.7.13 An agreement to do any of the foregoing.

     2.8 Title and Related Matters. Except as set forth in Exhibit K, Targets has good and marketable title to all of its property, real and personal, and other assets reflected in the September 30, 1997, Balance Sheet (except properties and assets sold or otherwise disposed of subsequent to September 30 1997, in the ordinary course of business or as contemplated in this

Agreement), free and clear of all security interests, mortgages, liens, pledges, charges, claims or encumbrances of any kind or character, except (i) statutory liens for property taxes not yet delinquent or payable subsequent to the date of this Agreement and statutory or common law liens securing the payment or performance of any obligation of Targets, the payment or performance of which is not delinquent, or that is payable without interest or penalty subsequent to the date on which this representation is given, or the validity of which is being contested in good faith by Targets; (ii) the rights of customers of Targets with respect to inventory under orders or contracts entered into by Targets in the ordinary course of business; (iii) claims, easements, liens and other encumbrances of record pursuant to filings under real property recording statutes; and (iv) as described in the Unaudited Financial or the notes thereto.

     2.9 Litigation. Except as set forth in Exhibit L, there are no material actions, suits, proceedings, orders, investigations, or claims pending or, to the best of the knowledge of Targets and Seller, assertable or overtly threatened against Targets or any property of Targets, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality; Targets is not the subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the knowledge of Targets or Seller, any governmental investigations or inquiries; and to the best of the knowledge of Targets and Seller, there is no basis for any of the foregoing.

     2.10 Taxes, Tax Returns and Reports. With respect to Targets, (a) all reports, returns, statements (including, without limitation, estimated reports, returns or statements), and other similar filings required to be filed on or before Closing by Targets (the "Tax Returns") with respect to any Taxes (as defined in this Section) have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns correctly reflect the liability of Targets for Taxes for the periods, properties or events covered thereby, (b) all Taxes payable with respect to the Tax Returns, and all Taxes accruable with respect to events occurring prior to September 30, 1997, whether disputed or not, and whether or not shown on any Tax Return, will have been paid in full prior to Closing, or an adequate accrual in accordance with generally accepted accounting principles is provided with respect thereto on the September 30, 1997 Balance Sheet, no deficiency in respect of any Taxes which has been assessed against Targets remains unpaid and neither Targets nor Seller has knowledge of any un-assessed Tax deficiencies or of any audits or investigations pending or threatened against Targets with respect to any Taxes, (d) there is in effect no extension for filing of any Tax Return and Targets has not extended or waived the application of any statute of limitations or any jurisdiction regarding the assessment or collection of any Tax, (e) no claim has ever been made by a Tax authority in a jurisdiction in which Targets does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, (f) there are no liens for Taxes upon any asset of Targets except for liens for current Taxes not yet due, (g) no issues have been raised in any examination by any Tax authority with respect to Targets, by which application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined, (h) Targets is not a party to any Tax allocation or sharing agreement or otherwise under any obligation to indemnify any person with respect to any Taxes, (i) Targets is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for income tax purposes, (j) there are no accounting method changes or proposed accounting method changes of Targets that could give rise to an adjustment under Section 481 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar rule or regulation under the Tax laws of any foreign jurisdiction, for periods after the Closing, (k) there are no requests for rulings in respect of any Tax pending between Targets and any Taxing authority, and (l) Targets has timely made all deposits required by law to be made with respect to contractors' withholding and other employment taxes.

     For purposes of this Agreement, "Taxes" means any taxes, duties, assessments, fees, levies or similar governmental charges, together with any interest, penalties and additions to tax, imposed by any taxing authority, wherever located (i.e. whether federal, state, local, municipal or foreign), including, without limitation, all net income, gross income, gross receipts, net receipts, sales, transfer, franchise, privilege, profits, social security, disability, withholding, payroll, unemployment, employment, excise, severance, property, windfall profits, value added, ad valorem, occupation or any other similar governmental charge or imposition. Seller's liability for any and all breaches of this Section (except for a breach which results from a deliberate or intentional act or omission) shall be limited to that which exceeds the aggregate sum of Ten Thousand Dollars ($10,000).

     2.11 Compliance with Laws. To the best of the knowledge of Targets and Seller, the Corporation is, in the conduct of its business, in substantial compliance with all laws, statutes, ordinances, regulations, orders, judgments or decrees applicable to them, the enforcement of which, if Targets was not in compliance therewith, would have a materially adverse effect on the business of Targets, taken as a whole. Neither Seller nor Targets have received any notice of any asserted present or past failure by Targets to comply with such laws, statutes, ordinances, regulations, orders, judgments or decrees.

     2.12 No Brokers. There are no claims for brokerage commissions, finders' fees, or similar compensation in connection with the purchase based on any arrangement or agreement binding upon any of the parties hereto.

     2.13 Insurance. No insurance policies have been taken out by any of the Targets.

     2.14  Contractors  and  Labor  Relations  Matters.   as  provided  in  this
Agreement:

          2.14.1 Neither Seller nor Targets is aware that any executive or key contractor of Targets or any group of contractors of Targets has any plans to terminate employment with Targets;

          2.14.2 To the best of the knowledge of Seller, Targets has substantially complied in all material respects with all labor and employment laws, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, Americans With Disabilities Act, and the payment of social security and other taxes;

          2.14.3 There is no unfair labor practice charge, complaint or other action against Targets pending or, to the best of the knowledge of Seller, threatened before the National Labor

     Relations Board or any corresponding body in any foreign jurisdiction, and Targets is not subject to any order to bargain by the National Labor Relations Board or any corresponding body in any foreign jurisdiction;

          2.14.4 No questions concerning representation have been raised or, to the best of the knowledge of Seller, are threatened with respect to contractors of Targets;

          2.14.5 No grievance that might have a material adverse effect on Targets and no arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the best of the knowledge of Seller, no basis exists for any such grievance or arbitration proceeding; and

          2.14.6 To the best of the knowledge of Seller, no contractor of Targets is subject to any non-competition, nondisclosure, confidentiality, employment, consulting or similar agreements with persons other than Targets relating to the present business activities of Targets.

     2.15 Disclosure. To the best of the knowledge of Seller, neither this Agreement nor any of the exhibits, schedules, attachments, written statements, documents, certificates, or other items prepared or supplied to Purchaser by or on behalf of Targets or Seller with respect to this purchase contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading.

     2.16 Power of Attorney. Except as set forth in Exhibit P, no material power of attorney or similar authorization given by Targets is presently in effect.

     2.17 Accounts Receivable. All accounts receivable of Targets reflected in the September 30, 1997 Balance Sheet represent bona fide sales actually made in the ordinary course of business. To the best of the knowledge of Seller, all such accounts receivable are collectible in the amounts shown thereon, except for the allowance for doubtful accounts reflected thereon.

     2.18 Agreements and Commitments. There are no agreements, contracts, instruments and commitments (including license agreements) outside the ordinary course of business to which Targets is a party that provides for payments by Targets in excess of Ten Thousand Dollars ($10,000) per year or whose term is in excess of one year and is not able to be canceled upon thirty (30) or fewer days' notice by Targets without any liability, penalty or premium, other than a nominal cancellation fee or charge (Third Party Agreements).

          2.18.1 Targets has no collective bargaining or union contracts agreement in effect or being negotiated;

          2.18.2 There is no labor strike, dispute, request for representation, slowdown, or stoppage pending or, to the best of the knowledge of Seller, threatened against Targets;

          2.18.3 Targets is not in material default under any Third Party Agreement, nor, to the best of the knowledge of Seller, does there exist any event that, with notice or the passage of time or both, would constitute a material default by Targets under any Third Party Agreement.

          2.18.4 Except for the relationship Targets has with HomeVision, Mongolia Ltd., OmniVision Uganda Ltd., ESN Ghana, PCI Morocco, Open Learning Agency, Information Systems Management, Sask Tel International
     Ltd., Ernestine LLC, Finline Technologies, Lte., Orbitronics Ltd., IGWT Ltd., Zulfikar Al Hussein-Jaffer, Kelani Ndo and Genco Ltd. which Seller has fully disclosed to Purchaser, Targets has no agreements with affiliated companies, nor ar the Targets in partnership with or in joint venture with any other person or entity.

          2.18.5 Attached hereto as Exhibit R1 and made a part hereof for all purposes is a true and complete list, as of the date hereof and certified by the President of Targets, showing the name of each bank in which Targets has an account or relationship. Included with this Exhibit R1 is a list showing the names of all persons authorized to draw on any such accounts.

          2.18.6 Targets represents and warrants, and Seller represents and warrants to the best of Seller's knowledge, that as set forth in the letter dated September 30 ,1997 from Nostrad Telecommunications Pte Ltd. to Nostrad Telecommunications Inc., the sale contemplated hereunder does not conflict with any buy-sell agreement or such other similar agreement executed by the parties.

     2.19 Personal Property. Exhibit H contains lists of all material tangible personal property and assets owned or held by Targets and used or useful in the conduct of the business of Targets. Targets owns and has good title to such properties and none of such properties is subject to any security interest, mortgage, pledge, conditional sales agreement or other lien or encumbrance (except for liens for current taxes, assessments, charges or other governmental levies not yet due and payable). To the best of the knowledge of Seller, all such tangible personal property is in compliance in all material respects with all applicable statutes, ordinances, rules and regulations. The properties listed in Exhibit S include all material properties necessary to conduct the business and operations of Targets as now conducted.

     2.20 Real Property. The Targets currently do not own any real property, Nostrad Media Pte. Ltd., has entered into a rental agreement for premises located at 20 Bideford Road #07-00 Wellington Building for a montly rent of SD4,000 on a month to month basis.


     2.21 Personnel. Exhibit I sets forth a true and complete list of:

          2.21.1 The names, titles and current salaries of all officers of Targets;

          2.21.2 The names of all directors of Targets;

          2.21.3 The wage rates (or ranges, if applicable) for each class of exempt and nonexempt, salaried and hourly contractors of Targets;

          2.21.4 All scheduled or contemplated increases in compensation or bonuses; and

          2.21.5 All scheduled or contemplated contractor promotions.

     2.22 Patents, Trademarks, Trade Names, etc. Exhibit J contains an accurate and complete list of all patents, trademarks, trade names, service marks, and copyrights, and all applications therefor, presently owned or held subject to license by Targets and, to the best of the knowledge of Seller, the use thereof by Targets does not materially infringe on any patents, trademarks, or copyrights or of any other rights of any person. To the best of the knowledge of Seller, Targets has not operated and is not operating its business in a manner that infringes the proprietary rights of any other person in any patents, trademarks, trade names, service marks, copyrights or confidential information.

III. Representations and Warranties of Purchaser

     As a material inducement to Seller to enter into this Agreement and sell the shares of Targets, Purchaser hereby represents and warrants to Seller as follows:

     3.1 Organization; Power. Purchaser is a corporation duly incorporated and validly existing under the laws of the State of Nevada, and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

     3.2 Authorization. The execution, delivery, and performance by Purchaser of this Agreement and all other agreements contemplated hereby to which Purchaser is a party have been duly and validly authorized by all necessary corporate action of Purchaser, and this Agreement and each other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.

     3.3 No Conflict with Other Instruments or Agreements. The execution, delivery and performance by Purchaser of this Agreement and all other agreements contemplated hereby to which Purchaser is a party will not result in a breach or violation of, or constitute a default under, its Articles of Incorporation or Bylaws or any material agreement to which Purchaser is a party or by which Purchaser is bound.

     3.4 Governmental Authorities. (i), Purchaser is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with the execution and delivery by Purchaser of this Agreement and the consummation of the purchase and (ii) no consent, approval or authorization of any governmental or regulatory authority is required to be obtained by Purchaser or any affiliate in connection with Purchaser's execution, delivery and performance of this Agreement and the consummation of this purchase.

     3.5 Litigation. There are no actions, suits, proceedings or governmental investigations or inquiries pending or, to the knowledge of Purchaser, threatened against Purchaser or its properties, assets, operations or businesses that might delay, prevent or hinder the consummation of this purchase.

     3.6 Investment Representations.

     3.6.1 Purchaser is acquiring the shares of Targets for its own account for purposes of investment and without expectation, desire or need for resale and not with the view toward distribution, resale, subdivision or fractionalization of the shares.

     3.6.2 During the course of the negotiation of this Agreement, Purchaser has reviewed all information provided to it by Targets and has had the opportunity to ask questions of and receive answers from representatives of Targets concerning Targets, the securities offered and sold hereby, and this purchase and to obtain certain additional information requested by Purchaser. Purchaser has had access to all of the books and records of Targets, to audited and unaudited statements, to personnel of Targets familiar with its financial and operational issues and to bankers and accountant familiar with Targets and its operations.

     3.6.3 Purchaser understands that the shares to be purchased have not been registered under Securities Act of 1933 (1933 Act) or under any state securities law.

     3.6.4 Purchaser understands that the shares cannot be resold in a transaction to which the 1933 Act and state securities laws apply unless (i) subsequently registered under the 1933 Act and applicable state securities laws or (ii) exemptions from such registrations are available. Purchaser is aware of the provisions of Rule 144 promulgated under the 1933 Act which permit limited resale of shares purchased in a private transaction subject to the satisfaction of certain conditions.

     3.6.5 Purchaser understands that no public market now exists for the shares and that it is uncertain that a public market will ever exist for the shares.

     3.7 Brokerage. There are no claims for brokerage commissions, finders' fees, or similar compensation in connection with this purchase based on any arrangement or agreement entered into by Purchaser and binding upon any of the parties hereto.

IV. Conduct of Targets's Business Pending the Closing

     From the date hereof until the Closing, and except as otherwise consented to or approved by Purchaser in writing, Seller covenants and agrees with Purchaser as follows and covenants and agrees with Purchaser that Targets will not take any action (or cause any action to be taken) which will create a conflict with any of the following:

     4.1 Regular Course of Business. Targets will operate its business in accordance with the reasonable judgment of its management, diligently and in good faith, consistent with past management practices, and Targets will continue to use its reasonable efforts to keep available the services of present officers and contractors (other than planned retirements) and to preserve its present relationships with persons having business dealings with it.

     4.2 Distributions. Targets will not declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock.

     4.3 Capital Changes. Targets will not issue any shares of its stock, or issue or sell any securities convertible into or exchangeable for its stock, or options, warrants to purchase, or rights to subscribe to any shares of its stock, or subdivide or in any way reclassify any shares of its capital stock, or repurchase, reacquire, cancel or redeem any such shares, except as may be required by the terms of this Agreement.

     4.4 Assets. The assets, property and rights now owned by Targets will be used, preserved and maintained, as far as practicable, in the ordinary course of business, to the same extent and in the same condition as said assets, property and rights are on the date of this Agreement, ordinary wear and tear excepted, and no unusual or novel methods of manufacture, purchase, sale, management or operation of said properties or business or accumulation or valuation of inventory will be made or instituted.

     4.5 Insurance. Targets will keep or cause to be kept in effect and undiminished the insurance now in effect on its various properties and assets.

     4.6 Contractors. Targets will not grant to any contractor any promotion, any increase in compensation or any bonus or other award other than promotions, increases or awards that are regularly scheduled in the ordinary course of business or contemplated on the date of this Agreement.

     4.7 No Violations. Targets will comply in all material respects with all statutes, laws, ordinances, rules and regulations applicable to it in the ordinary course of business.

     4.8 Public Announcements. No press release or other announcement to the contractors, customers or suppliers of Targets related to this Agreement or this purchase will be issued without the joint approval of the parties, unless required by law, in which case Purchaser and Seller will consult with each other regarding the announcement.

V. Covenants of Targets and Seller

     Targets and Seller covenant and agree with Purchaser as follows:

     5.1 Satisfaction of Conditions. Targets will use reasonable efforts to obtain as promptly as practicable the satisfaction of the conditions to Closing set forth in Section 7 and any necessary consents or waivers under or amendments to agreements by which Targets is bound.

     5.2 Supplements to Exhibits. From time to time prior to Closing, Seller and Targets will promptly supplement or amend the Exhibits with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in any Exhibit and will promptly notify Purchaser of any breach by either of them that either of them discovers of any representation, warranty or covenant contained in this Agreement. No supplement or amendment of any Exhibit made pursuant to this section will be deemed to cure any breach of any representation or warranty made in this Agreement unless Purchaser specifically agrees thereto in writing; provided, however, that if this purchase is closed, Purchaser will be deemed to have waived its rights with respect to any breach of a representation, warranty, or covenant or any supplement to any Exhibit of which it shall have been notified pursuant to this Section.

     5.3 No Solicitation. Until the Closing or termination pursuant to Section 10 of this Agreement, Seller shall not, directly or indirectly, encourage, solicit, initiate or enter into any discussions or negotiations concerning any disposition of any of the capital stock or all or substantially all of the assets of Targets (other than pursuant to this Agreement), or any proposal therefor, or furnish or cause to be furnished any information concerning Targets to any party in connection with any transaction involving the acquisition of the capital stock or assets of Targets by any person other than Purchaser. Seller or Targets will promptly inform Purchaser of any inquiry (including the terms thereof and the person making such inquiry) received by any responsible officer or director of Targets or Seller after the date hereof and believed by such person to be a bona fide, serious inquiry relating to any such proposal.

     5.4 Action After the Closing. Upon the reasonable request of any party hereto after Closing, any other party will take all action and will execute all documents and instruments necessary or desirable to consummate and give effect to this purchase. These include, by way of illustration and not by way of limitation, the following:

          5.4.1 Various conditions relating to filing, payment and collecting of refunds relating to taxes;

          5.4.2 Resignations of each of the officers and directors of Targets;

          5.4.3 Provisions relating to the delivery of corporate books and records;

          5.4.4 Provisions relating to treatment of confidential, proprietary information obtained in the acquisition process; and

          5.4.5   Non-interference   by  Seller   regarding   the   post-closing
     relationships between Purchaser and its vendors, suppliers, customers and contractors.

VI. Covenants of Purchaser

     6.1 Consummation of Agreement. Purchaser agrees to use its best efforts to cause the consummation of the transactions contemplated by this Agreement in accordance with their terms and conditions.

     6.2 Retention of Records. Purchaser shall retain all books and records of Targets which Purchaser receives from Targets for a period of seven (7) years from the date of generation thereof or for a period of seven (7) years after Closing, whichever occurs earlier. After the Closing, Seller and its representatives shall have reasonable access to all such books and records during normal business hours for the following purposes: (i) tax or other regulatory purposes; or (ii) for the purpose of identifying and photocopying documents related to litigation or administrative matters to which Seller must respond, either formally or informally.

VII. Conditions Precedent to the Obligations of Purchaser

     Each and every obligation of Purchaser under this Agreement is subject to the satisfaction, at or before the Closing, of each of the following conditions:

     7.1 Representations and Warranties; Performance.

     7.1.1 Each of the Representations and warranties made by Seller will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted or required by this Agreement; Seller and Targets will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them prior to Closing; and Purchaser will have received, at the Closing, a certificate of Targets and Seller, signed by the President of Targets and of Seller, stating that each of the representations and warranties made by Targets herein is true and correct in all material respects as of the Closing, except for changes contemplated, permitted or required by this Agreement, and that Seller and Targets have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing.

     7.1.2 On or before delivery of the Escrow Amount to the Escrow Agent, Seller will take all necessary steps and proceedings to enable them to effectuate at the Closing a valid, indefeasible sale and transfer of the shares to Purchaser. Among other things, Seller will have obtained all consents, releases and permissions which may be necessary for the sale of the shares to Purchaser.

     7.2 Litigation. No material action, suit or proceeding before any court, governmental or regulatory authority will have been threatened or commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit or proceeding will be threatened at the time of Closing against Seller, Targets or Purchaser or any of their affiliates, associates, officers or directors, seeking to restrain, prevent or change this purchase, questioning the validity or legality of this purchase, or seeking damages in connection with this purchase.

     7.3 Material Change. From the date of this Agreement to the Closing, Targets shall not have suffered any material adverse change (whether or not such change is referred to or described in any supplement to any Exhibit or Schedule to this Agreement) in its business prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent, or otherwise) or operations.

     7.4 Corporate Action. Seller will have furnished to Purchaser:

     7.4.1 The Articles of Incorporation and all amendments thereto and restatements thereof of Targets certified by the official having custody over corporate records in the jurisdiction of incorporation of the corporation in question;

     7.4.2 The current Bylaws and minutes of all meetings and consents of shareholders and directors of Targets;

     7.4.3 Each certificate of qualification to do business as a foreign corporation of Targets;

     7.4.4 All known existing stock transaction records of Targets; and

     7.4.5 A certificate of the Secretary or Assistant Secretary of Targets, attached hereto as Exhibit X, as to the accuracy, currency and completeness of each of the above documents, the incumbency and signatures of officers of Targets, the absence of any amendment to the Articles of Incorporation of Targets, and the absence of any proceeding for dissolution or liquidation of Targets.

VIII. Conditions Precedent to the Obligations of Sellers

     Each and every obligation of Seller under this Agreement is subject to the satisfaction, at or before Closing, of each of the following conditions:

     8.1 Representations and Warranties; Performance. Each of the Representations and warranties made by Purchaser will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted or required by this Agreement; Purchaser will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them prior to Closing; and Seller will have received, at the Closing, a certificate of Purchaser, signed by the President of Purchaser, stating that each of the representations and warranties made by Purchaser herein is true and correct in all material respects as of the Closing, except for changes contemplated, permitted or required by this Agreement, and that Purchaser has performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing.

     8.2 Litigation. No material action, suit or proceeding before any court (other than suits seeking monetary damages only and in the aggregate sum of less than $10,000), governmental or regulatory authority will have been threatened or commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit or proceeding will be threatened at the time of

Closing against Seller, Targets or Purchaser or any of their affiliates, associates, officers or directors, seeking to restrain, prevent or change this purchase, questioning the validity or legality of this purchase, or seeking damages in connection with this purchase.

     8.3 Corporate Action. Purchaser will have furnished to Seller a copy, certified by the Secretary or Assistant Secretary of Purchaser, attached hereto as Exhibit Y, of the resolutions of Purchaser authorizing the execution, delivery and performance of this Agreement, together with a certificate of the Secretary or Assistant Secretary of Purchaser, attached hereto as Exhibit Y1, as to the accuracy, currency and completeness of such resolutions, the incumbency and signatures of officers of Purchaser, and the absence of any proceeding for dissolution or liquidation of Purchaser.

IX. Closing

     9.1 Time, Place and Manner of Closing. Unless this Agreement has been terminated and this purchase has been abandoned pursuant to the provisions of
Section 10, the Closing will be held in _________________________, at the offices of ___________, whose address is _____________________________, or such other place as the parties may agree on _________, 1997 or as soon as practicable after the satisfaction of the various conditions precedent to the Closing set forth herein, but in no event later than ____________, 199_. At the Closing, the parties to this Agreement will exchange certificates, notes, guaranties, and other instruments and documents in order to determine whether the terms and conditions of this Agreement have been satisfied. Upon the determination of each party that its conditions to consummate this purchase have been satisfied or waived, Seller shall deliver to Purchaser the certificate(s) evidencing the shares, duly endorsed for transfer or with Stock Powers attached, and Purchaser shall deliver to Seller the consideration set forth in Section 1.2, in a manner to be agreed upon by the parties. After the Closing, Seller, at Purchaser's cost, will execute, deliver, and acknowledge all such further instruments of transfer and conveyance and will perform all such other acts as Purchaser may reasonably request to effectively transfer the shares.

     9.2 Consummation of Closing. All acts, deliveries and confirmations comprising the Closing regardless of chronological sequence shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery or confirmation of the Closing and none of such acts, deliveries or confirmations shall be effective unless and until the last of the same shall have occurred. The time of the Closing has been scheduled to correspond with the close of business at the principal office of Targets and, regardless of when the last act, delivery or confirmation of the Closing shall take place, the transfer of the shares shall be deemed to occur as of the close of business at the principal office of Targets on the date of Closing.

     9.3 Transfer of Assets at Closing. At Closing, Seller shall cause full possession and control of all outstanding stock and of all of the assets and properties of every kind and nature, tangible and intangible, of Targets and of all other things and matters pertaining to the operation of the business of Targets to be transferred and delivered to Purchaser; provided, however, that Seller shall retain, without limitation, any and all correspondence, communications, drafts of documents, billing memoranda, statements and other documents or materials of any kind whatsoever between Seller, Targets, and their legal counsel related in any way whatsoever, either directly or indirectly, to the transactions contemplated by this Agreement.

X. Termination

     10.1 Termination for Cause. If, pursuant to the provisions of Sections 7 or 8 of this Agreement, Seller or Purchaser is not obligated at the Closing to consummate this Agreement, then the party who is not so obligated may terminate this Agreement.

     10.2 Termination Without Cause. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time without further obligation or liability on the part of any party in favor of any other by mutual consent of Purchaser and Seller.

     10.3 Termination Procedure. Any party having the right to terminate this Agreement due to a failure of a condition precedent contained in Sections 7 and 8 hereto may terminate this Agreement prior to Closing by delivering to the other party written notice of termination, and thereupon, this Agreement will be terminated without obligation or liability of any party, except as set forth in the Escrow Agreement.

XI. Indemnification

     11.1 Seller's Indemnity. Subject to the terms of this Section, Seller hereby agrees to indemnify, defend and hold harmless Purchaser and its officers, directors, agents, attorneys, accountants and affiliates from and against any and all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (Damages) asserted against or incurred by Purchaser by reason of or resulting from a breach by Seller or Targets of any representation, warranty or covenant contained herein, or in any agreement executed pursuant thereto.

     11.2 Limitations on Seller's Indemnification Obligations.

     11.2.1 Purchaser and its successors and permitted assigns shall not be entitled to indemnification under this Section unless a claim has been asserted by written notice delivered to Seller on or prior to the twenty four (24) month anniversary of the Closing, specifying the details of such alleged breach.

     11.2.2 Seller shall have no indemnification obligation under this Section unless and until the aggregate amount recoverable against Seller exceeds $5,000, in which event Seller shall be responsible for all amounts recoverable in excess of said $5,000 aggregate amount up to the individual limits provided for in
Section 11.2.3 below.

     11.3 Purchaser's Indemnity. Subject to the terms of this Section, Purchaser hereby agrees to indemnify, defend and hold harmless Seller and its officers, directors, agents, attorneys, accountants and affiliates from and against any and all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (Damages) asserted against or incurred by Seller by reason of or resulting from a breach by Purchaser of any representation, warranty or covenant contained herein, or in any agreement executed pursuant thereto.

     11.4 Conditions of Indemnification. The respective obligations and liabilities of Seller, Targets and Purchaser (Indemnifying Party) to the other (Party to be Indemnified) under Sections 11.1, 11.2 and 11.3 hereof, with respect to claims resulting from the assertion of liability by third parties, shall be subject to the following terms and conditions:

          11.4.1 Within Sixty (60) days (or such earlier time as might be required to avoid prejudicing the Indemnifying Party's position) after receipt of notice of commencement of any legal action evidenced by service of process or other legal pleading, the Party To Be Indemnified shall give the Indemnifying Party written notice thereof together with a copy of such claim, process or other legal pleading, and the Indemnifying Party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided, however, that the Party To Be Indemnified may participate in the defense with counsel of its own choice and at its own expense. For all other claims or demands not the subject of court or regulatory authority or process, the Party To Be Indemnified shall give the Indemnifying Party written notice thereof together with a copy of any claim or demand within (10) days after receipt of the claim or demand. The Indemnifying Party shall then have the right to respond and undertake the defense thereof by representatives of its own choosing and at its own expense; provided, however, that the Party To Be Indemnified may participate in the response and the defense of the claim or demand with counsel of its own choice and at its own expense.

          11.4.2 In the event that the Indemnifying Party, by the Seventh (7th) day after receipt of notice of any legal action (or, if an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such legal action, the Party To Be Indemnified will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such legal action on behalf of and for the account to the right of the Indemnifying Party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof. For all other claims not the subject of court or regulatory authority or process, if the Indemnifying Party, by the Tenth (10th) day after receipt of notice of the claim or demand does not elect to defend against such claim or demand, or within Ten (10) days and not prejudiced by lack of notice of entry of default judgment, the Party To Be Indemnified will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such legal action on behalf of and for the account to the right of the Indemnifying Party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

          11.4.3 Anything in this Section to the contrary notwithstanding, the Indemnifying Party shall not settle any claim without the consent of the Party To Be Indemnified unless such settlement involves only the payment of money and the claimant provides to the Party To Be Indemnified a release, in a form acceptable to the Party To Be Indemnified, from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the Indemnifying Party shall not settle the claim without the prior consent of the Party To Be Indemnified, which consent shall not be unreasonably withheld.

          11.4.4 The Party To Be Indemnified and the Indemnifying Party will each cooperate with all reasonable requests of the other.

          11.4.5 Anything in this Section to the contrary notwithstanding, the failure of the Party To Be Indemnified to give notice as required shall not void the right if indemnity unless the failure to notify materially prejudices the Indemnifying Party. For the purposes of this Section, the entry of a default judgment constitutes material prejudice.

     11.5 Remedies Not Exclusive. The remedies provided for in this Section shall not be exclusive of any other rights or remedies available by one party against the other, either at law or in equity.

XII. Miscellaneous Provisions

     12.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by Purchaser and Seller.

     12.2 Waiver of Compliance; Consents.

     12.2.1 Any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the performance of such obligation, covenant or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     12.2.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

     12.3 Notices. All Notices, requests, demands and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by (i) hand; (ii) reliable overnight delivery service; or (iii) facsimile transmission.

     If to Purchaser, to: Suite #1005 - 1188 Quebec Street, Vancouver, BC Canada, V6A 4B3, Fax 604-488-0991

     If to Targets, to: 20 Bideford Road, #207-00 Wellington Building, Singapore 229921 Fax: 65-738-8142

     If to Seller, to: 20 Bideford Road, #207-00 Wellington Building, Singapore 229921 Fax: 65-738-8142

     12.4 Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

     12.5 Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

     12.6 Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

     12.7 Attorneys' Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

     12.8 Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day that is not a Saturday, Sunday or legal holiday.

     12.9 Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

     12.10 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA. THE PARTIES AGREE THAT ANY LITIGATION RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT MUST BE BROUGHT BEFORE AND DETERMINED BY A COURT OF COMPETENT JURISDICTION WITHIN THE STATE OF NEVADA.

     12.11 Arbitration. If at any time during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of this Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

     12.12 Presumption. This Agreement or any Section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

     12.13 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

     12.14 Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

     12.15 Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected hereby.

     12.16 Confidentiality. The parties shall keep this Agreement and its terms confidential, but any party may make such disclosures as it reasonably considers are required by law or necessary to obtain financing. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of other parties, except for information which is required by law to be disclosed. Confidential information includes, but is not limited to, financial records, surveys, reports, plans, proposals, financial information, information relating to personnel contracts, stock ownership, liabilities and litigation.

     12.17 Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees), except as set forth in the Escrow Agreement.

     12.18 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effecting during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     12.19 Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Agreement, facsimile signatures shall be treated as originals until such time that applicable pages bearing non-facsimile signatures are obtained from the relevant party or parties.

     12.20 Continuing Nature. All representations and warranties contained in this Agreement shall survive the Closing for a period of two (2) years and, if applicable, all covenants, which, according to their terms are to be performed after the execution of this Agreement, shall survive the Closing for a period of two (2) years. Said two year survival period shall not apply to any breach by Seller of the representations and warranties in
Section 2.2 hereof; instead, any such breach by Seller shall be limited to applicable periods provided by law.


     IN WITNESS WHEREOF, the parties hereto have set their hands this 25th day of February, 1998.


NOSTRAD TELECOMMUNICATIONS, INC.
A Nevada Corporation (Purchaser)


by: __________________________________           by:___________________________



NOSTRAD TELECOMMUNICATIONS PTE. LTD.
A Singapore Corporation(Seller)


by: __________________________________           by:___________________________

                                   Exhibit "A"

                  Directors Resolutions in Writing Pursuant to
               Article 98 of the Company's Articles of Association

RESOLVED: That the officers of the Company are hereby authorized Lawrence Kam Lo Lim, be the Company's representative in all matters relating to the sale of Nostrad Media Pte. Ltd. and OmniVision Africa Ltd. to Nostrad Telecommunications Inc.

There being no further business, this meeting was adjourned.


                                        ---------------------------------------
                                        Lawrence Lim, Secretary

ATTEST:

----------------------------------      ---------------------------------------
S.S. Teo, Director                      Chris Farnworth, Director

Dated: December 1, 1997

                                   Exhibit "B"

                                     Default

Targets is not in default under, and no condition exists that with notice or lapse of time would constitute a default of Targets under (i) any mortgage, loan agreement, evidence of indebtedness, or other instrument evidencing borrowed money to which Targets is a party or by which Targets or the properties of Targets are bound or (ii) any judgment, order, or injunction of any court, arbitrator, or governmental agency that would reasonably be expected to affect materially and adversely the business, financial condition, or results of operations of Targets taken as a whole.


Certified by:

                           )
Lawrence Kam Lo Lim        ) _____________________ Dated __________ 1998
                           )

                                   Exhibit "G:

                          Audited Financial Statements

                                   Exhibit "H"

                           Audited Financial Statement

                         Nostrad Telecommunications Inc.

                        Consolidated Financial Statements

                               September 30, 1997

                             JAY J. SHAPIRO, C.P.A.
                           A PROFESSIONAL CORPORATION

                             16501 Ventura Boulevard
                                    Suite 650
                            Encino, California 91436
                     Tel: (818) 990-4204 Fax: (818) 990-4944

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of
Nostrad Telecommunications, Inc.

     I have  audited  the  accompanying  consolidated  balance  sheet of Nostrad
Telecommunications, Inc. (the "Company"), as of September 30, 1997 and the related consolidated statements of operations and deficit, shareholders' equity, and cash flows for the nine-month period from January 1, 1997 (commencement of principal business operations) to September 30, 1997. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of September 30, 1997, and the results of its operations and its cash flows for the nine-month period ended September 30, 1997, in conformity with generally accepted accounting principles.

     The Company is economically dependent on its present shareholders and their affilites for the financing of its operations. (See Note 1).

February 17, 1998

                             JAY J. SHAPIRO, C.P.A.
                             a professional corporation

                         Nostrad Telecommunications Inc.

Consolidated Financial Statements

CONSOLIDATED BALANCE SHEET

--------------------------------------------------------------------------------

Assets                                                       September  30, 1997
                                                             -------------------
Current Assets
  Cash                                                                $   5,381
  Trade receivables                                                       8,163
  Due from related parties                                               11,681
  Inventory                                                               6,940
-------------------------------------------------------------------------------
                                                                         32,165
Licenses and Development Costs (note 4)
  Licenses, net                                                         152,662
  Deferred development costs                                            153,341
-------------------------------------------------------------------------------
                                                                        306,003
Fixed Assets (note 5)
  Fixed Assets                                                          193,374
  less Accumulated Depreciation                                         (44,373)
-------------------------------------------------------------------------------
                                                                        149,001
-------------------------------------------------------------------------------
                                                                      $ 487,169
================================================================================
Liabilities
Current Liabilities
  Accounts payable                                                    $  33,602
  Other                                                                   2,110
-------------------------------------------------------------------------------
                                                                         35,712
-------------------------------------------------------------------------------
Commitments (note 7)

Shareholders' Equity
                       Share Capital (note 6)
  Authorized
     25,000,000 common shares, par value $0.01
  Issued & outstanding - 6,700,000 common shares                          6,700
Additional Paid-in Capital                                              367,640
Share subscriptions received                                            300,000
Accumulated Deficit                                                    (222,883)
-------------------------------------------------------------------------------
                                                                        451,457
-------------------------------------------------------------------------------
                                                                      $ 487,169
================================================================================

The notes to consolidated  financial statements are an integral part thereof

Consolidated Financial Statements

CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT

--------------------------------------------------------------------------------


                                                                     Nine month
                                                                   period  ended
                                                              September 30, 1997
Revenues
  Sales & Service Revenues                                          $     7,775
  Other income                                                              165
-------------------------------------------------------------------------------
                                                                          7,940
Cost of Sales
  Materials                                                              13,105
  Direct Marketing                                                        1,532
-------------------------------------------------------------------------------
                                                                         14,637
-------------------------------------------------------------------------------
Gross Profit                                                             (6,697)

Expenses
  Office costs                                                           20,365
  Salary and benefits                                                     9,448
  Depreciation & amortization                                            54,374
-------------------------------------------------------------------------------
                                                                         74,187
-------------------------------------------------------------------------------
Operating Loss                                                          (90,884)
Other
  Abandoned development costs                                          (132,000)
-------------------------------------------------------------------------------
Net loss                                                            $  (222,883)
================================================================================

Average Number of outstanding shares                                  3,000,000
-------------------------------------------------------------------------------

Net income (loss) per share                                         $     (0.07)
================================================================================

The notes to consolidated  financial statements are an integral part thereof

Consolidated Financial Statements

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

--------------------------------------------------------------------------------
September 30, 1997


                             Subscribed                     Common Stock         Additional
                         --------------------          --------------------       Paid-in      Accumulated
                         Shares        Amount          Shares         Amount      Capital        Deficit          Total
------------------------------------------------------------------------------------------------------------------------
Common stock
split after
January 1, 1997

                                                     3,000,000        $3,000   $      --      $      --           $3,000

Reverse
Acquisition by
Nostrad                  461,568        300,000      3,700,000         3,700       367,640           --          671,340

Net loss for
period                                                                                           (222,883)      (222,883)
------------------------------------------------------------------------------------------------------------------------

Balance
September 30, 1997
                         461,568       $300,000      6,700,000        $6,700      $367,640      $(222,883)      $451,457
========================================================================================================================

The notes to the consolidated  financial statements are an integral part thereof

Consolidated Financial Statements

CONSOLIDATED STATEMENT OF CHANGES IN CASH POSITION

--------------------------------------------------------------------------------


                                                                      Nine month
                                                                   period  ended
                                                              September 30, 1997
OPERATING ACTIVITIES
  Net income (loss) for period                                        $(222,883)
  Add expense items not involving cash
      Depreciation                                                       54,374
      Abandoned development costs                                       132,000
-------------------------------------------------------------------------------
                                                                        (36,509)
  Add changes in non-cash working capital items:
      Accounts receivable                                               (19,844)
      Inventory                                                          (6,940)
      Accounts Payable                                                   35,712
-------------------------------------------------------------------------------
Net funds provided (used) by operating activities                       (27,581)

INVESTING ACTIVITIES
  Licenses and deferred development costs                              (448,003)
  Fixed asset purchases                                                (193,375)
-------------------------------------------------------------------------------
Net funds provided (used) by investing activities                      (641,378)

FINANCING ACTIVITIES
  Shares issued in reverse acquisition                                  374,340
  Share subscriptions received                                          300,000
-------------------------------------------------------------------------------
Net funds provided by financing activities                              674,340
-------------------------------------------------------------------------------

NET INCREASE IN CASH                                                      5,381
   Cash at January 1, 1997                                                   --
-------------------------------------------------------------------------------
CASH AT END OF PERIOD                                                 $   5,381
===============================================================================

The notes to consolidated  financial statements are an integral part thereof

Supplemental information:
  Interest paid                                                      $       --
                                                                     ----------
  Taxes paid                                                         $       --
                                                                     ----------

Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
September 30, 1997

1.   ORGANIZATION AND BASIS OF PRESENTATION

Nostrad Telecommunications Inc. ("Nostrad" or the "Company") was incorporated in Nevada on September 24, 1993. On September 29, 1997, the Company's name was changed from Cave Productions, Inc. to Nostrad. Effective September 30, 1997, Nostrad Telecommunications Pte. Ltd., a private Singapore company ("Nostrad Singapore") sold its wholly owned subsidiary companies Nostrad Media Pte. Ltd., a Singapore company which holds the Company's Asian licenses; and OmniVision Africa Ltd., a British Virgin Island company, which holds the Company's African licenses; (collectively as "Nostrad Subsidiaries") to the Company for 3,700,000 common shares and $300,000 cash. Nostrad Singapore has agreed to convert the $300,000 cash owed to shares of the company at $0.65 per share or 461,538 shares. Nostrad Singapore may also be compensated up to 13,850,000 shares of common stock for successful performance relative to license issuance in fourteen emerging countries.

Nostrad Subsidiaries hold the Company's interest in its Asian and African licenses for providing telecommunication services including providing wireless PAY-TV (MMDS), paging, telephony and Internet services.

As of this date the Company, through its Nostrad Subsidiaries has entered into long term exclusive use of specified frequency spectrum and has commenced alphanumeric and numeric paging operations in Mongolia. The Nostrad Subsidiaries has also entered into similar licensing agreements in Uganda.

The accompanying financial statements have been prepared on a basis of accounting as a reverse acquisition by Nostrad and reflect all transactions on a historical cost basis since inception. Nostrad Singapore or its affiliates owns 98% of the Company.

All references to the "Company" within the accompanying financial statements and notes include transactions related to foreign license interests originally entered into by the Nostrad Subsidiaries, as all such interests previously owned by Nostrad Singapore have been legally transferred to the Company. The following chart presents a summary of the Company's significant investments in companies that hold the licenses required providing telecommunication services.

                               [GRAPHIC OMITTED]

Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
September 30, 1997

1.   ORGANIZATION AND BASIS OF PRESENTATION (Continued)

The Company holds its licenses in Mongolia through its 80% owned subsidiary company, Mongolia Home Vision Corporation HH. A Mongolia corporation, Genco Company Limited, holds the remaining 20%. Since May 1996 the Company has been granted several license including the following:

         May 16, 1996 Certificate of Enterprise with Foreign Investment
         --------------------------------------------------------------
             May 17, 1996 Communications Service License (10 years)
             ------------------------------------------------------

     May 17, 1996        License to Employ the Radio Frequency

     August 26, 1996     Mongolia State Radio, TV & Communications License

     November 7, 1996    Permission to use channels to broadcast TV

     January 28, 1997    Special License for the provision of Paging Service

     February 20, 1997   Foreign Investment Chief Order

     March 28, 1997      Mongolia State Registration Certificate

The Company has subsequently commenced paging operations, has obtained a package of channels suitable for the Mongolian market, and has completed plans for implementation of Multi-point, Multi-channel Distribution System ("MMDS") pay television and paging services. Principal business operations commenced in January 1997 and sales operations generated the Company's $7,775 in net revenues for the period.

The Company holds its licenses in Uganda through its 80% owned subsidiary company, OmniVision (U) Limited. Since April 1997, the Company has been granted the necessary licenses to provide exclusive use of frequency spectrum required for implementation of a MMDS pay television and paging operations:

          April 23, 1997 Permission to establish wireless cable system
          ------------------------------------------------------------

     May 21, 1997        Permission to simulcast  Uganda TV

     May 27, 1997        Permission to establish paging system

     June 6, 1997        Investment license from Uganda Investment Authority

     December 16, 1997   Assignment of MMDS frequency

     January 15, 1998    Assignment of Paging frequency

As of September 30, 1997, the Company issued 2,000,000 common shares and agreed to pay $150,000 for 100 per cent of the issued and outstanding common shares of Nostrad Media Pte. Ltd., and 1,700,000 common shares and agreed to pay $150,000 for 100 per cent of the issued and outstanding common shares of OmniVision Africa Ltd. The Company has also agreed to issue performance shares to be issued within 24 months of September 30, 1997 as outlined on the following table.

Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
September 30, 1997

1.   ORGANIZATION AND BASIS OF PRESENTATION (Continued)

      Country                                                Performance Stock
      -------------------------------------------------------------------------
      Ghana                                                          1,500,000
      Tanzania                                                       1,500,000
      Morocco                                                        2,000,000
      Democratic Congo Republic                                        400,000
      Rwanda                                                           250,000
      Tunisia                                                          800,000
      Zimbabwe                                                       1,000,000
      Kenya                                                            800,000
      Indonesia                                                      1,500,000
      Cambodia                                                         500,000
      Vietnam                                                          500,000
      Philippines                                                      800,000
      Bangladesh                                                     1,500,000
      Myanmar                                                          800,000
                                                                  ------------
                                                                    13,850,000
                                                                  ============

The Company is in the process of establishing an international telecommunication operation, which includes providing wire cable, paging, telephone and Internet services. The recoverability of the amounts shown for licenses and deferred development costs is dependent upon the ability of the Company to obtain necessary financing to complete the infrastructure required to provide these services, and to operate on a profitable basis.

The Company is contemplating a common stock offering of 1.1 million common shares and anticipates $529,000 in net proceeds. To date $90,000 has been raised. However, there is no assurance that such financing will be successful. Management has been dependent on financing from related parties which has invested approximately $675,000 as of September 30, 1997. There is no assurance that related parties will continue such funding. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.   SUMMARY OFSIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and of acquired subsidiary companies: Nostrad Media Pte. Ltd. (100% owned), Mongolia Home Vision Corporation HH (80% owned by Nostrad Media Pte. Ltd.), OmniVision Africa Ltd. (100% owned), and OmniVision (U) Ltd. (100% owned by OmniVision Africa Ltd.). All significant inter-company accounts and transactions have been eliminated in consolidation.


Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and related notes to the financial statements.

Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
September 30, 1997

2.   SUMMARY O SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash Equivalents

The Company defines cash equivalents as highly liquid financial instruments purchased with a maturity of ninety days or less.

Inventory

The Company records inventory at the lower of cost or market.

Licenses and Deferred Development Costs

The Company capitalizes the costs related to obtaining rights to provide paging, cable television, telephone, and Internet services in specific countries, and for the rights to broadcast specific channels. Costs incurred are initially capitalized as Deferred Development Costs. If after a twelve-month period, rights have not been fully obtained, the Deferred Development Costs will be expensed. There is no assurance that revenues exceeding these costs will be realized by the Company.

Fixed Assets

Fixed assets are recorded at cost and are depreciated on a straight line basis over their estimated useful life as follows:
                                                           Years
                                                           -----
o    Office equipment, furniture & fixtures                  3

o    Automotive & transportation equipment                   3

o    Leasehold improvements                                  3

o    Operating Equipment & tools                             3

o    Transmission Station & Tower                            5


Foreign Currency Translation

Transactions recorded are translated into United States dollars, its functional currency, as follows:

o Monetary assets and liabilities at the rate prevailing at the balance sheet date.

o    Non-monetary assets and liabilities at historic rates

o    Income and expenses at the average rate in effect during the year.

Any gain or loss is reflected on the consolidated statement of operations & deficit.

Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
September 30, 1997

3.   LICENSES AND DEFERRED DEVELOPMENT COSTS

Accumulated  costs  incurred  in  obtaining  license   agreements  and  deferred
development costs incurred are as follows:

Licenses
              Country                                                  Amount
              ------------------------------------------------------------------
              Mongolia (a)                                            $ 106,268
              Uganda (b)                                                 56,394
                                                                      ---------
                                                                        162,662
              Amortization                                              (10,000)
                                                                      $ 152,662
                                                                      =========

Deferred Development Costs

              Country                                                    Amount
              -----------------------------------------------------------------
              Philippines                                             $  42,500
              Myanmar                                                    31,400
              Knowledge Network (d)                                      22,600
              Indonesia                                                  17,500
              Poland                                                     12,000
              Malaysia                                                    8,600
              Cambodia                                                    7,800
              Vietnam                                                     6,800
              Bangladesh                                                  4,300
                                                                      ---------
                                                                      $ 153,500
                                                                      =========

(a)  Mongolia

The Company has entered into several agreements in Mongolia (see note 1), which grant the Company exclusive rights to broadcast under certain frequency spectrum. During January 1998, the paging system was upgraded to offer voice paging, answering services, remote message retrieval, and storage in Ulaanbaator, Mongolia's capital. The Company has also entered into exclusive agreements to broadcast certain channels in Mongolia. The License granted expires May 17, 2006. In order to keep the Licenses granted, the Company must invest an additional $750,000 in its Mongolian subsidiary. This is approximately the cost of installing wireless cable equipment in Mongolia. There is no assurance that such monies can be raised.

(b)  Uganda

The licenses granted to the Company by the Government of Uganda (see note 1) gives the Company exclusive rights to certain frequency spectrum. The Company has also entered into exclusive agreements to broadcast certain channels in Uganda. Subsequent to September 30, 1997, the Company's interest in its Uganda subsidiary has increased from 80% to 100%. (See Note 4 (c), Share Capital)

Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
September 30, 1997

3.   LICENSES AND DEFERRED DEVELOPMENT COSTS (continued)

(c)  Knowledge Network

In order to provide a substantial educational component to the Company's broadcasting system, the Company is currently reviewing a proposed joint venture with the Open Learning Agency.

4.   FIXED ASSETS

Fixed assets of the Company consist of the following:

                                                                          Cost
-------------------------------------------------------------------------------
Office equipment, furniture & fixtures                                $  15,761
Transportation equipment                                                 25,624
Leasehold improvements                                                   47,447
Transmission station & tower                                             80,072
Operating equipment & tools                                              24,470
                                                                      ---------
                                                                        193,374
                                                                        (44,373)
                                                                      ---------
                                                                      $ 149,001
                                                                      =========

5.   SHARE CAPITAL

a)   Common shares issued and outstanding since inception are as follows:

                                                                      Additional
Fiscal period and consideration received      Number of    Par value     paid-in
                                                 shares       amount     capital
--------------------------------------------------------------------------------
March 1, 1993 - cash                         3,000,000   $    3,000   $     --
September 30, 1997
   Purchase of Nostrad Media Pte. Ltd.
      and OmniVision Africa Ltd.             3,700,000        3,700      367,640
                                             -----------------------------------
                                             6,700,000   $    6,700   $  367,640
                                             ===================================

a) On October 15, 1997, the Company entered into an agreement to purchase the remaining 20% interest in OmniVision (U) Ltd. (see note1) for consideration of 500,000 shares of the Company.

b) The Company has entered into a Private Placement Offering dated November 27, 1997. Under the terms of this agreement, the Company may issue up to 1,500,000 shares for total proceeds of $$975,000. Nostrad Singapore has agreed to convert the $300,000 owed to shares by participating in the Private Placement Offering. The $300,000 has been disclosed as Share Subscriptions Received.

c)   The Company has reserved  13,850,000  shares of common stock for successful
     performance  by  Nostrad  Singapore  in  obtaining   licenses  in  fourteen
     countries.

Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
September 30, 1997

6.   INCOME TAXES

The Company has incurred losses totaling approximately $222,000 that may be carried forward to reduce taxable income in future years. No deferred asset has been recognized due to the uncertainty of future realization of any tax benefit.

7.   COMMITMENTS

The Company has an agreement with its officers to provide international management of its operations. The terms of the contract are for a period of two years at an annual cost of $180,000.

8.   SUBSEQUENT EVENTS

A Memorandum and Contract of Understanding between OmniVision Africa Ltd. and ESN Satellite Cable TV Network ("ESN") of Accra, Ghana was entered into January 15, 1998. Under this Agreement, the Company will own 80% of the subsidiary company that has been granted licenses for exclusive use of spectrum frequencies in Ghana wireless pay television services. No cash investment has been made to date.

The Company has entered into a 90 per cent joint venture for wireless television in the Democratic Republic of the Congo. No cash investment has been made to date.

The Company has entered into a Memorandum of Understanding in February 1998 to provide wireless television in the country of Morocco. The Company will earn a two-thirds interest in PCI, a Company holding Exclusive License and Frequency with capability of providing at least 24 channels for a minimum period of ten years to operate a wireless Cable Pay TV Distribution System. The Company is obligated to pay US$100,000 over a one-year period for this interest, and will also grant an option to purchase 20,000 of the Company's shares.